BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

07/24/2020

Work Order Item Number:	W2020072401478-720349
Filing Number:	20200806967
Filing Type:	Certificate Pursuant to NRS 78.209
Filing Date/Time:	7/21/2020 3:41:00 PM
Filing Page(s):	1

Indexed Entity Information:

Entity ID: E0142922016-3

Entity Name: GLOBAL HOUSE HOLDINGS LTD.

Entity Status: Active

Expiration Date: None

Non-Commercial Registered Agent

Brett H. Pojunis (President, Secretary, Treasurer and Director)

3680 Willow Bend Ct, Las Vegas, NV 89121, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Commercial Recording Division
202 N. Carson Street

Filed in the Office of	Business Number E0142922016-3
Barbara K. Cegavske	Filing Number 20200806967
Secretary of State State Of Nevada	Filed On 7/21/2020 3:41:00 PM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Global House Holdings Ltd.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

1,500,000,000 common shares with par value 0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

125,000,000 common shares with par value 0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

The corporation shall issue one new share of common stock for every 12 shares of common stock issued and outstanding immediate prior to the effective date of the reverse stock split.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

No fractional shares shall be issued. Fraction shares shall be rounded up to the nearest whole share.

7. Effective date and time of filing: (optional) Date: 08/04/2020 Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

President, CEO, Director

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.